                                                                      EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                           FOR THE FISCAL YEAR ENDED
                                                                                              SEPTEMBER 28, 1996
                                                                                           -------------------------
                                                                                                           FULLY
                                                                                             PRIMARY      DILUTED
                                                                                             EARNING    EARNINGS PER
                                                                                            PER SHARE      SHARE
                                                                                           -----------  ------------
Net income...............................................................................   $  32,218    $   32,218
                                                                                           -----------  ------------
                                                                                           -----------  ------------
Weighted average common shares outstanding...............................................      22,913        22,913
Dilutive common stock equivalents........................................................         984         1,077
                                                                                           -----------  ------------
Total weighted average common shares outstanding.........................................      23,897        23,990
                                                                                           -----------  ------------
                                                                                           -----------  ------------
Net income per share.....................................................................   $    1.35    $     1.34
                                                                                           -----------  ------------
                                                                                           -----------  ------------

    Since fully diluted earnings per share does not reduce the Company's earnings per share by more than 3% of primary earnings per share, the Company has reflected primary earnings per share on the Consolidated Statement of Operations for the year ended September 28, 1996.